SECOND MODIFICATION AND RATIFICATION OF LEASE AGREEMENT

THIS SECOND MODIFICATION AND RATIFICATION OF LEASE AGREEMENT (the "Second Modification")is made effective the 1st day of September, 2009, between Vista Woodlands Partners, Ltd., a Texas limited partnership, hereinafter referred to as Lessor and Power3 Medical Products, Inc.., hereinafter referred to as Lessee.

WITNESSETH:

WHEREAS, Lessee has heretofore entered into that certain Lease Agreement effective June 1, 2004; a subsequent Consent of Lessor and Assignment and Assumption of Lease Agreement effective November 4, 2004; a subsequent First Modification and Ratification of Lease Agreement (collectively hereinafter called the "Lease"), wherein Lessor leased to Lessee approximately 7,186 square feet (hereinafter collectively referred to as "Premises"), that certain space located at 3200 Research Forest Drive, Suite B2 -3 in Montgomery County, The Woodlands, Texas and being more particularly described in said Lease and which space is part of Venture Technology Center II (the "Building"). Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect; AND

WHEREAS, Lessor and Lessee now desire to modify said Lease as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Lease and herein contained, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby covenant and agree, to and with each other, to modify said Lease as follows:

1. **Premises:** Lessor and Lessee agree that the Premises contains 2,883 square feet of space.

2. **Term:** Effective September 1, 2009, Section 3 of the Lease is hereby amended to reflect that the Term of the Lease is hereby extended to June 30, 2010 (the "Extension Term").

3. **Base Rent:** Section 7 of the Lease is hereby amended to the extent that Base Rent during the Extension Term shall be as follows:

September 1, 2009 - June 30, 2010 $4,296.00 per month

4. **Renewal Option:** Section 49 of the Lease shall be deleted in its entirety and is no longer an option available to Tenant.

5. **Contingency:** Execution of this Second Modification by Lessor is contingent upon Lessee's bringing all past due amounts current with Lessor and also paying Base Rent and Additional Rent for September and October, 2009.

This Second Modification shall amplify and modify where specifically provided herein, but shall not replace the Lease and, except as modified or modified herein, all of the terms, conditions and obligations contained in the Lease shall remain in full force and effect, and all rights and remedies provided for therein shall be preserved respectively unto Lessor and Lessee. Any capitalized terms used but not defined in this Second Modification and Ratification shall have the meaning attributable to such terms in the Lease.

Executed on this the 1 day of OCTOBER, 2009.

LESSOR:

VISTA WOODLANDS PARTNERS, LTD.
A Texas Limited Partnership,

By: Plazas Texas Holdings, Inc.,
it's General Partner

By: [signature]
Name: Woody Mann, Jr.
Title: President

LESSEE:

Power3 Medical Products, Inc.
a Texas Corporation

By: [signature]
Name: Helen R Park
Title: CEO